Ex. 99.1

Katapult Reports First Quarter Results
Revenue Grows 10% Year-Over-Year
Adjusted EBITDA Increases Nearly 200% Year-Over-Year
Gross Originations Excluding the Home Furnishings and Mattress Category Grows 17.5%
Pending Merger Transaction with The Aaron’s Company and CCF Holdings LLC Expected to Create a Premier Omnichannel Platform for Nonprime Consumers

PLANO, Texas, DATE, 2026— Katapult Holdings, Inc. (“Katapult” or the “Company”) (NASDAQ: KPLT), an e-commerce-focused financial technology company, today reported its financial results for the first quarter ended March 31, 2026.

“We remain focused on providing the innovative, transparent and reliable LTO platform that our customers want and deserve,” said Orlando Zayas, CEO of Katapult. “We believe our healthy Net Promoter Scores and repeat customer rates combined with increasing customer lifetime value, demonstrate the affinity consumers across the US have for Katapult. While our first quarter gross originations performance was impacted by macroeconomic headwinds, we posted our 14th consecutive quarter of growth and early in the second quarter, we are already seeing a bit of acceleration. Our revenue growth remained strong and this coupled with our continued focus on fiscal responsibility allowed us to deliver more than $6.4 million in Adjusted EBITDA.

”As we continue to hit new operating milestones, we are looking forward to consummating our pending merger with Aaron’s and CCF Holdings,” continued Zayas. “We believe this combination will enhance our ability to meet the evolving needs of nonprime consumers by creating the scale and scope we need to unlock the value of our business model. We are very excited about the future.”

Progress: Recent Highlights

(All comparisons are year-over-year unless stated otherwise.)

•Total lease applications declined 5.0% year-over-year in the first quarter.
•Increased activity within the Katapult app marketplace:
◦Monthly Active Users (MAU) were down approximately 1.0% in the first quarter
◦60.8% of first quarter gross originations started in the Katapult app marketplace, making it the single largest customer referral source
◦Total app marketplace gross originations grew 3.1% year-over-year. Total app marketplace gross originations are defined as originations that start in our app but may be consummated elsewhere.
◦Cross-shopping activity continued to increase; customers with two or more current leases with two or more different retailers grew 14.3% in the first quarter and represented approximately 29.0% of the total number of gross originations during the quarter
◦Customer lifetime value grew 14.8% in the first quarter, driven in part by an increase in the average number of leases per customer
◦Customer satisfaction remained high and Katapult had a Net Promoter Score of 63 as of March 31, 2026

◦Approximately 60.9% of gross originations for the first quarter of 2026 came from repeat customers1
•Consumer engagement grew with the addition of app functionality and features and the execution of targeted marketing campaigns
◦In-quarter Katapult Pay (“KPay”) conversion rate during the first quarter grew 200bps compared to last year and the number of KPay transactions grew by approximately 22.3% year-over-year. Unique KPay customer count grew approximately 9.0% year-over-year.
◦KPay gross originations grew 18.6% year-over-year in the first quarter and 42.0% of total gross originations were transacted using KPay.
•Continued to support our merchant-partners with targeted initiatives focused on strategic underwriting, pricing and event-driven co-marketing campaigns
◦Direct and waterfall gross originations represented approximately 58% of total first quarter originations and declined 10.1%. Excluding the home furnishings and mattress category, these gross originations grew approximately 10.0%.
◦Cohort of top 25 merchants declined 4.2% in the first quarter (as measured by gross originations volume)
◦Added 46 direct or waterfall merchants or merchant pathways to our ecosystem. Pathways include new or existing merchant partners that launched a new website or an in-store experience that includes Katapult as a direct or waterfall LTO offering.
◦Launched BrandsMart in-store experience and added the retailer to the KPay app marketplace. BrandsMart is one of the leading consumer electronics and appliance retailers in the southeastern US and one of the largest appliance retailers in the country.

First Quarter 2026 Financial Highlights

(All comparisons are year-over-year unless stated otherwise.)

•Gross originations were $64.2 million, an increase of 0.1%. Excluding the home furnishings and mattress category, gross originations grew 17.5% year-over-year.
•Total revenue was $79.0 million, an increase of 9.8%.
•Total operating expenses in the first quarter decreased by $1.0 million. Our fixed cash operating expenses2, which exclude transaction related costs and other non-cash and variable expenses, decreased by 10.8% year-over-year.
•Income from operations was $4.3 million, an improvement compared with a loss of $(0.5) million in the first quarter of 2025.
•Net income was $5.7 million for the first quarter of 2026, a 200% improvement compared with net loss of $(5.7) million reported for the first quarter of 2025. This year-over-year improvement was mainly driven by a $4.3 million gain on a derivative liability and a $3.9 million increase in gross profit.
•Adjusted net income2 was $3.7 million for the first quarter of 2026, an improvement compared with adjusted net loss of $(3.4) million reported for the first quarter of 2025.
•Adjusted EBITDA2 was $6.4 million for the first quarter of 2026 an improvement compared with Adjusted EBITDA2 of $2.2 million in the first quarter of 2025.

•Katapult ended the quarter with total cash and cash equivalents of $28.1 million, which includes $5.8 million of restricted cash. The Company ended the quarter with $71.6 million of outstanding debt on its revolving credit facility.
•Cash provided by operations was $12.2 million, compared with $3.4 million in the first quarter of 2025.
•Write-offs as a percentage of revenue were 9.2% in the first quarter of 2026 and are within the Company’s 8% to 10% long-term target range. This compares with 9.0% in the first quarter of 2025.

[1] Repeat customer rate is defined as the percentage of in-quarter originations from existing customers.
[2] Please refer to the “Reconciliation of Non-GAAP Measure and Certain Other Data” section and the GAAP to non-GAAP reconciliation tables below for more information.

Pending Mergers with The Aaron’s Company and CCF Holdings LLC

On December 11, 2025, we entered into an agreement (the “Merger Agreement”) to merge with Aaron’s Intermediate Holdco, Inc. (“Aaron’s”) and CCF Holdings LLC (“CCF Holdings”). We expect this transaction to close within the third quarter of 2026, subject to requisite stockholder and regulatory approvals and the satisfaction of other customary closing conditions. If completed, we expect the transaction to create a premier omni-channel platform that provides nonprime consumers access to durable goods and a comprehensive suite of innovative financial solutions tailored to their specific needs. Specifically, we believe this transaction will deliver the following benefits:

•Differentiated customer value proposition: Creates a trusted platform for nonprime consumers to access durable goods and a comprehensive suite of innovative financial solutions tailored to their specific needs.

•Scale and unique market position: Establishes a scaled omni-channel business with leading digital and mobile capabilities and a nationwide physical footprint including approximately 3,000 retail touchpoints.

•Enhanced financial profile: the combined company is expected to have a stronger financial and operating model that includes:
◦more than $4 billion in pro forma revenue for the last twelve months (LTM) as of Q3 2025;
◦approximately $450 million in pro forma LTM Adjusted EBITDA as of Q3 2025 and operating scale that supports long-term double-digit Adjusted EBITDA margin potential;
◦a combined reach that includes more than 7 million recently served customers;
◦a broad portfolio of recurring revenue streams; and
◦more attractive unit economics that support long-term profitability.

•Significant synergy potential: Expected synergies include:
◦expanded opportunities to serve a broader spectrum of nonprime consumer needs;
◦enhanced underwriting capabilities that can drive growth and yield;
◦technology that amplifies and accelerates product innovation; and
◦operating efficiencies.

•Strengthened balance sheet: Boosts the company’s balance sheet and access to capital that can be used to accelerate and invest in growth opportunities.

•Experienced leadership: Team of seasoned executives with deep experience in the nonprime consumer segment and track records of delivering operational improvement and innovation.

Under the terms of the Merger Agreement, upon the closing of the transaction, current Katapult stockholders will own 6% of the combined company on a fully diluted basis and stakeholders of Aaron’s and CCF Holdings will own the remainder. Aaron’s and CCF Holdings will be subsidiaries of Katapult, which is expected to continue trading on NASDAQ under the ticker symbol “KPLT.”

Additional information regarding the Merger Agreement and the transaction is included in the notes to our condensed consolidated financial statements in our Annual Report on Form 10-Q for the quarter ended March 31, 2026 that we filed with the Securities and Exchange Commission.

In light of the pending mergers with Aaron’s and CCFI, Katapult is not hosting a conference call to discuss first quarter financial results nor is the company providing a business outlook at this time.

About Katapult

Katapult is a technology driven lease-to-own platform that integrates with omnichannel retailers and e-commerce platforms to power the purchasing of everyday durable goods for underserved U.S. non-prime consumers. Through our point-of-sale (POS) integrations and innovative mobile app featuring Katapult Pay(R), consumers who may be unable to access traditional financing can shop a growing network of merchant partners. Our process is simple, fast, and transparent. We believe that seeing the good in people is good for business, humanizing the way underserved consumers get the things they need with payment solutions based on fairness and dignity.

Contact

Jennifer Cohn Kull
VP of Investor Relations
ir@katapult.com

Forward-Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements may be identified by words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “should,” “will,” “would,” or the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to: in this Press Release statements regarding the nature of market dynamics impacting nonprime consumers and the initiatives we are launching to offset such challenges, our pricing strategy and expected impact on our conversion rates and top-line growth; the success of our anticipated marketing efforts; our market opportunity; our ability to acquire and retain new and existing merchants and customers; customer adoption and continued growth of our mobile app featuring KPay; the all-stock merger transaction of Katapult, Aaron’s and CCF Holdings, the closing of the transaction and the timing thereof; the financial and business impact of the transaction and the expected benefits of the transaction; and future opportunities for the combined company and the future operations of the combined company. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of our management and are not predictions of actual performance.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, the ability to obtain regulatory approval and meet other closing conditions to the proposed transaction, including stockholder approval, and the occurrence of any event, change or other circumstance that could delay the proposed transaction, including the impact and timing of any government shutdown, or give rise to the termination of the Merger Agreement; potential adverse reactions or changes to business relationships resulting from the announcement of the mergers; litigation relating to the proposed transaction; the inability to retain key personnel, or potential diminished productivity due to the impact of the proposed transaction on Katapult’s current and prospective employees, key management, customers, suppliers, franchisees and business partners; meeting future liquidity requirements and complying with restrictive covenants related to indebtedness; the combined company’s ability to successfully integrate and grow its business; anticipated tax treatment, unexpected costs, charges or expenses resulting from the transaction; the execution of our business strategy and expanding information and technology capabilities; our market opportunity and our ability to acquire new customers and retain existing customers; adoption and success of our mobile application featuring Katapult Pay; the timing and impact of our growth initiatives on our future financial performance; anticipated occurrence and timing of prime lending tightening and impact on our results of operations; general economic conditions in the markets where we operate, the cyclical nature of customer spending, and seasonal sales and spending patterns of customers; risks relating to factors affecting consumer spending that are not under our control, including, among others, levels of employment, disposable consumer income, inflation, prevailing interest rates, consumer debt and availability of credit, consumer confidence in future economic conditions, political conditions, and consumer perceptions of personal well-being and security and willingness and ability of customers to pay for the goods they lease through us when due; risks relating to uncertainty of our estimates of market opportunity and forecasts of market growth, including the home furnishings and retail environment; risks related to the concentration of a significant portion of our transaction volume with a single merchant partner, or type of merchant or industry; the effects of competition on our future business; the impact of unstable market and economic conditions such as rising inflation and interest rates; reliability of our platform and effectiveness of our risk model; data security breaches or other information technology incidents or disruptions, including cyber-attacks, and the protection of confidential, proprietary, personal and other information, including personal data of customers; ability to attract and retain employees, executive officers or directors; effectively respond to general economic and business conditions; obtain additional capital, including equity or debt financing and servicing our indebtedness; enhance future operating and financial results; anticipate rapid technological changes, including generative artificial intelligence and other new technologies; comply with laws and regulations applicable to our business and the business of the combined company, including laws and regulations related to rental purchase transactions; stay abreast of modified or new laws and regulations applying to our business, including with respect to rental purchase transactions and privacy regulations; maintain and grow relationships with merchants and partners; respond to uncertainties associated with product and service developments and market acceptance; the impacts of new U.S. federal income tax laws; material weaknesses in our internal control over financial reporting which, if not identified and remediated, could affect the reliability of our financial statements; successfully defend litigation; litigation, regulatory matters, complaints, adverse publicity and/or misconduct by employees, vendors and/or service providers; and other events or factors, including those resulting from civil unrest, war, foreign invasions, terrorism, public health crises and pandemics (such as COVID-19), trade wars, or responses to such events; and those factors discussed in greater detail in the section entitled “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission (“SEC”), including the Quarterly Report on Form 10-Q for the three months ended March 31, 2026 that we filed with the SEC.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we do not presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. There can be no assurance that the transaction will be implemented or that plans of the respective directors and management of Katapult, Aaron’s and CCF Holdings will proceed as expected or will ultimately be successful. Undue reliance should not be placed on the forward-looking statements in this Press Release. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Key Performance Metrics

Katapult regularly reviews several metrics, including the following key metrics, to evaluate its business, measure its performance, identify trends affecting our business, formulate financial projections and make strategic decisions, which may also be useful to an investor: gross originations, total revenue, gross profit, adjusted gross profit and adjusted EBITDA.

Gross originations are defined as the retail price of the merchandise associated with lease-purchase agreements entered into during the period through the Katapult platform. Gross originations do not represent revenue earned. However, we believe this is a useful operating metric for both Katapult’s management and investors to use in assessing the volume of transactions that take place on Katapult’s platform.

Total revenue represents the summation of rental revenue and other revenue. Katapult measures this metric to assess the total view of pay through performance of its customers. Management believes looking at these components is useful to an investor as it helps to understand the total payment performance of customers.

Gross profit represents total revenue less cost of revenue, and is a measure presented in accordance with generally accepted accounting principles in the United States ("GAAP"). See the “Non-GAAP Financial Measures” section below for a description and presentation of adjusted gross profit and adjusted EBITDA, which are non-GAAP measures utilized by management.

Non-GAAP Financial Measures

To supplement the financial measures presented in this press release and related conference call or webcast in accordance with GAAP, the Company also presents the following non-GAAP and other measures of financial performance: adjusted gross profit, adjusted EBITDA, adjusted net loss and fixed cash operating expenses. The Company believes that for management and investors to more effectively compare core performance from period to period, the non-GAAP measures should exclude items that are not indicative of our results from ongoing business operations.The Company urges investors to consider non-GAAP measures only in conjunction with its GAAP financials and to review the reconciliation of the Company’s non-GAAP financial measures to its comparable GAAP financial measures, which are included in this press release.

Adjusted gross profit represents gross profit less variable operating expenses, which are servicing costs, and underwriting fees. Management believes that adjusted gross profit provides a meaningful understanding of one aspect of its performance specifically attributable to total revenue and the variable costs associated with total revenue.

Adjusted EBITDA is a non-GAAP financial measure that is defined as net income (loss) before interest expense and other fees, transaction related costs, stock-based compensation expense, debt refinancing costs, depreciation and amortization on property and equipment and capitalized software, litigation and settlement expenses, provision for impairment of leased assets, interest income, gain on extinguishment of term loan and settlement of derivative liability, net, and change in fair value of derivative liability and warrants. Transaction-related costs consist primarily of professional fees incurred and retention bonus costs in connection with the Mergers.

Adjusted net loss is a non-GAAP financial measure that is defined as net income (loss) before transaction related costs, stock-based compensation expense,, debt refinancing costs, litigation and settlement expenses, gain on extinguishment of term loan and settlement of derivative liability, net, and change in fair value of derivative liability and warrants.

Fixed cash operating expenses is a non-GAAP measure that is defined as operating expenses less variable lease costs such as servicing costs and underwriting fees, transaction related costs, stock-based compensation expense, debt refinancing costs, depreciation and amortization on property and equipment and capitalized software, and litigation and settlement expenses. We believe fixed cash operating expenses illustrates our controllable ongoing expenses.

Adjusted gross profit, adjusted EBITDA and adjusted net loss are useful to an investor in evaluating the Company’s performance because these measures:

•Are widely used to measure a company’s operating performance;
•Are financial measurements that are used by rating agencies, lenders and other parties to evaluate the Company’s credit worthiness; and
•Are used by the Company’s management for various purposes, including as measures of performance and as a basis for strategic planning and forecasting.

Management believes that the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are not part of our core operations, highly variable or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. Management believes that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing operating performance. However, these non-GAAP measures exclude items that are significant in understanding and assessing Katapult’s financial results. Therefore, these measures should not be considered in isolation or as alternatives to revenue, net loss, gross profit, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Katapult’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2026	2025

Revenue
Rental revenue	$77,422	$71,078
Other revenue	1,599	868
Total revenue	79,021	71,946
Cost of revenue	60,822	57,597
Gross profit	18,199	14,349
Operating expenses	13,864	14,885
Income (loss) from operations	4,335	(536)
Interest expense and other fees	(3,139)	(5,144)
Interest income	130	57
Change in fair value of derivative liability and warrants	4,316	(36)
Income (loss) before income taxes	5,642	(5,659)
Benefit (provision) for income taxes	44	(29)
Net income (loss)	$5,686	$(5,688)

Net income (loss) available to common stockholders	$355	$(5,688)

Weighted average common shares outstanding - basic and diluted	5,455	4,618

Net income (loss) per common share available to common stockholders - basic and diluted	$0.07	$(1.23)

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	March 31,	December 31,
	2026	2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,348	$22,432
Restricted cash	5,772	1,048
Property held for lease, net of accumulated depreciation and impairment	67,308	73,691
Prepaid expenses and other current assets	3,104	4,257
Deferred financing costs, net	2,778	3,802
Total current assets	101,310	105,230
Property and equipment, net	144	163
Capitalized software and intangible assets, net	2,204	2,119
Right-of-use assets, non-current	326	339
Security deposits	15	15
Total assets	$103,999	$107,866
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$4,287	$1,891
Accrued liabilities	16,402	17,701
Accrued litigation settlement	500	750
Unearned revenue	5,454	4,883
Revolving line of credit, net	71,615	78,727
Derivative liability	9,300	13,600
Lease liabilities	53	51
Total current liabilities	107,611	117,603
Lease liabilities, non-current	377	392
Other liabilities	29	45
Total liabilities	108,017	118,040
MEZZANINE EQUITY
Series A Convertible Preferred Stock, $0.001 par value; 35,000 shares authorized and issued (and outstanding) as of March 31, 2026 and December 31, 2025; stated value $1,000 per share; liquidation preference of $37.7 million as of March 31, 2026.	$11,308	11,308
Series B Convertible Preferred Stock, $0.001 par value; 30,000 shares authorized and issued (and outstanding) as of March 31, 2026 and December 31, 2025; stated value $1,000 per share; liquidation preference of $32.3 million as of March 31, 2026.	$16,601	16,601
Total mezzanine equity	$27,909	27,909
STOCKHOLDERS' DEFICIT
Common stock, $.0001 par value; 250,000,000 shares authorized; 4,765,058 and 4,750,258 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	—	—
Additional paid-in capital	109,473	109,003
Accumulated deficit	(141,400)	(147,086)
Total stockholders' deficit	(31,927)	(38,083)
Total liabilities, mezzanine equity and stockholders' deficit	$103,999	$107,866

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$5,686	$(5,688)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	40,659	39,392
Depreciation for early lease purchase options (buyouts)	11,128	9,664
Depreciation for impaired leases	6,658	6,632
Change in fair value of derivative liability, warrants, and other	(4,355)	36
Stock-based compensation	546	1,066
Amortization of debt discount	—	963
Amortization of debt issuance costs, net	1,025	88
Accrued PIK interest expense	—	480
Amortization of right-of-use assets	11	76
Changes in operating assets and liabilities:
Property held for lease	(51,745)	(55,185)
Prepaid expenses and other current assets	1,194	2,217
Accounts payable	2,396	1,549
Accrued liabilities	(1,299)	1,573
Accrued litigation	(250)	(250)
Lease liabilities	(13)	(63)
Unearned revenues	571	888
Net cash provided by operating activities	12,212	3,438
Cash flows from investing activities:
Purchases of property and equipment	(8)	(24)
Additions to capitalized software	(376)	(377)
Net cash used in investing activities	(384)	(401)
Cash flows from financing activities:
Proceeds from New and Existing Revolving Facilities	1,297	5,128
Principal repayments on New and Existing Revolving Facilities	(8,409)	(10,135)
Repurchases of restricted stock	(76)	(271)
Net cash used in financing activities	(7,188)	(5,278)
Net increase (decrease) in cash, cash equivalents and restricted cash	4,640	(2,241)
Cash, cash equivalents and restricted cash at beginning of period	23,480	16,552
Cash, cash equivalents and restricted cash at end of period	$28,120	$14,311

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,886	$3,661
Cash paid for income taxes	$1	$—
Cash paid for operating leases	$27	$111

KATAPULT HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES AND CERTAIN OTHER DATA (UNAUDITED)
(amounts in thousands)

	Three Months Ended March 31,
	2026	2025
Net income (loss)	$5,686	$(5,688)
Add back:
Interest expense and other fees	3,139	5,144
Transaction related costs	1,693	—
Stock-based compensation expense	546	1,066
Depreciation and amortization on property and equipment and capitalized software	317	330
Litigation and settlement expenses	135	259
Debt refinancing costs	—	971
(Benefit) provision for income taxes	(44)	29
Interest income	(130)	(57)
Provision for impairment of leased assets	(629)	150
Change in fair value of derivative liability and warrants	(4,316)	36
Adjusted EBITDA	$6,397	$2,240

	Three Months Ended March 31,
	2026	2025
Net income (loss)	$5,686	$(5,688)
Add back:
Transaction related costs	1,693	—
Stock-based compensation expense	546	1,066
Litigation and settlement expenses	135	259
Debt refinancing costs	—	971
Change in fair value of derivative liability and warrants	(4,316)	36
Adjusted net income (loss)	$3,744	$(3,356)

	Three Months Ended March 31,
	2026	2025
Operating expenses	$13,864	$14,885
Less:
Servicing costs	1,235	1,085
Underwriting fees	658	772
Transaction related costs	1,693	—
Stock-based compensation expense	546	1,066
Depreciation and amortization on property and equipment and capitalized software	317	330
Litigation and settlement expenses	135	259
Debt refinancing costs	—	971
Fixed cash operating expenses	$9,280	$10,402

	Three Months Ended March 31,
	2026	2025
Total revenue	$79,021	$71,946
Cost of revenue	60,822	57,597
Gross profit	18,199	14,349
Less:
Servicing costs	1,235	1,085
Underwriting fees	658	772
Adjusted gross profit	$16,306	$12,492

CERTAIN KEY PERFORMANCE METRICS

(in thousands)	Three Months Ended March 31,
	2026	2025
Total revenue	$79,021	$71,946

KATAPULT HOLDINGS, INC.
GROSS ORIGINATIONS

	Gross Originations
($ millions)	Q1	Q2	Q3	Q4	Full Year
FY 2026	$64.2	$—	$—	$—	$64.2
FY 2025	$64.2	$72.1	$64.2	$77.9	$278.4
FY 2024	$55.6	$55.3	$51.2	$75.2	$237.3